                                                                   EXHIBIT 10.12

                                                                   MLA No. E118A

                              MASTER LOAN AGREEMENT

        THIS MASTER LOAN AGREEMENT is entered into as of June 15, 2000, between COBANK, ACB ("CoBank") and CALAVO GROWERS OF CALIFORNIA, Santa Ana, California (the "Company").

                                   BACKGROUND

        From time to time CoBank may make loans to the Company. In order to reduce the amount of paperwork associated therewith, CoBank and the Company would like to enter into a master loan agreement. For that reason, and in consideration of CoBank making one or more loans to the Company, CoBank and the Company agree as follows:

        SECTION 1. SUPPLEMENTS. In the event the Company desires to borrow from CoBank and CoBank is willing to lend to the Company, or in the event CoBank and the Company desire to consolidate any existing loans hereunder, the parties will enter into a Supplement to this agreement (a "Supplement"). Each Supplement will set forth the amount of the loan, the purpose of the loan, the interest rate or rate options applicable to that loan, the repayment terms of the loan, and any other terms and conditions applicable to that particular loan. Each loan will be governed by the terms and conditions contained in this agreement and in the Supplement relating to the loan.

        SECTION 2. AVAILABILITY. Loans will be made available on any day on which CoBank and the Federal Reserve Banks are open for business upon the telephonic or written request of the Company. Requests for loans must be received no later than 12:00 noon Company's local time on the date the loan is desired. Loans will be made available by wire transfer of immediately available funds to such account or accounts as may be authorized by the Company. The Company shall furnish to CoBank a duly completed and executed copy of a CoBank Delegation and Wire Transfer Authorization Form, and CoBank shall be entitled to rely on (and shall incur no liability to the Company in acting on) any request or direction furnished in accordance with the terms thereof.

        SECTION 3. REPAYMENT. The Company's obligation to repay each loan shall be evidenced by the promissory note set forth in the Supplement relating to that loan or by such replacement note as CoBank shall require. CoBank shall maintain a record of all loans, the interest accrued thereon, and all payments made with respect thereto, and such record shall, absent proof of manifest error, be conclusive evidence of the outstanding principal and interest on the loans. All payments shall be made by wire transfer of immediately available funds or by check. Wire transfers shall be made to ABA No. 307088754 for advice to and credit of CoBANK (or to such other account as CoBank may direct by notice). The Company shall give CoBank telephonic notice no later than 12:00 noon Company's local time of its intent to pay by wire and funds received after 3:00 p.m. Company's local time shall be credited on the next business day. Checks shall be mailed to CoBank, Department 167, Denver, Colorado, 80291-0167 (or to such other place as CoBank may direct by notice). Credit for payment by check will not be given until the latter of (a) the day on which CoBank receives immediately available funds; or (b) the next business day after receipt of the check.

        SECTION 4. CAPITALIZATION. The Company agrees to purchase such equity in CoBank as CoBank may from time to time require in accordance with its Bylaws. However, the maximum amount of equity which the Company shall be obligated to purchase in connection with any loan may not exceed the maximum amount permitted by the Bylaws at the time the Supplement relating to that loan is entered into or such loan is renewed or refinanced by CoBank.

Master Loan Agreement (Long Form)                                            -2-

        SECTION 5. SECURITY. The company's obligations under this agreement, all Supplements (whenever executed), and all instruments and documents contemplated hereby or thereby, shall be secured by a statutory first lien on all equity which the Company may now own or hereafter acquire in CoBank. Except for CoBank's lien on the Company's equity in CoBank, the Company's obligations hereunder and under each Supplement shall be unsecured.

        SECTION 6. CONDITIONS PRECEDENT.

        (A) CONDITIONS TO INITIAL SUPPLEMENT. CoBank's obligation to extend credit under the initial Supplement hereto is subject to the conditions precedent that CoBank receive, in form and substance satisfactory to CoBank, each of the following:

            (i) THIS AGREEMENT, ETC. A duly executed copy of this agreement and all instruments and documents contemplated hereby.

        (B) CONDITIONS TO EACH SUPPLEMENT. CoBank's obligation to extend credit under each Supplement, including the initial Supplement, is subject to the conditions precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:

            (i) SUPPLEMENT. A duly executed copy of the Supplement and all instruments and documents contemplated thereby.

            (ii) EVIDENCE OF AUTHORITY. Such certified board resolutions, evidence of incumbency, and other evidence that CoBank may require that the Supplement, all instruments and documents executed in connection therewith, and, in the case of initial Supplement hereto, this agreement and all instruments and documents executed in connection herewith, have been duly authorized and executed.

            (iii) FEES AND OTHER CHARGES. All fees and other charges provided for herein or in the Supplement.

            (iv) EVIDENCE OF PERFECTION, ETC. Such evidence as CoBank may require that CoBank has a duly perfected first priority lien on all security for the Company's obligations, and that the Company is in compliance with Section 8(D) hereof.

        (C) CONDITIONS TO EACH LOAN. CoBank's obligation under each Supplement to make any loan to the Company thereunder is subject to the condition that no "Event of Default" (as defined in Section 11 hereof) or event which with the giving of notice and/or the passage of time would become an Event of Default hereunder (a "Potential Default"), shall have occurred and be continuing.

        SECTION 7. REPRESENTATIONS AND WARRANTIES.

        (A) THIS AGREEMENT. The Company represents and warrants to CoBank that as of the date of this Agreement:

            (i) COMPLIANCE. The Company and, to the extent contemplated hereunder, its Subsidiaries are in compliance with all of the terms of this agreement, and no Event of Default or Potential Default exists hereunder.

Master Loan Agreement (Long Form)                                            -3-

            (ii) SUBSIDIARIES. The Company has the following "Subsidiaries" (as defined below): Calavo Foods, Inc. (CFI); Calavo de Mexico S.A. de C.V.; and Calavo Foods de Mexico S.A. de C.V. For purposes hereof, a "subsidiary" shall mean a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are owned, directly or indirectly, by the Company.

        (B) EACH SUPPLEMENT. The execution by the Company of each Supplement hereto shall constitute a representation and warranty to CoBank that:

            (i) APPLICATIONS. Each representation and warranty and all information set forth in any application or other documents submitted in connection with, or to induce CoBank to enter into, such Supplement, is correct in all material respects as of the date of the Supplement.

            (ii) CONFLICTING AGREEMENTS, ETC. This agreement, the Supplements, and all security and other instruments and documents relating hereto and thereto (collectively, at any time, the "Loan Documents"), do not conflict with, or require the consent of any party to, any other agreement to which the Company is a party or by which it or its property may be bound or affected, and do not conflict with any provision of the Company's bylaws, articles of incorporation, or other organizational documents.

            (iii) COMPLIANCE. The Company and, to the extent contemplated hereunder, its Subsidiaries are in compliance with all of the terms of the Loan Documents (including, without limitation, Section 8(A) of this agreement on eligibility to borrow from CoBank).

            (iv) BINDING AGREEMENT. The Loan Documents create legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally.

        SECTION 8. AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect, the Company agrees to, and with respect to Subsections 8 (B) through 8 (G) hereof, agrees to cause each Subsidiary to:

        (A) ELIGIBILITY. Maintain its status as an entity eligible to borrow from CoBank.

        (B) CORPORATE EXISTENCE, LICENSES. ETC. (i) Preserve and keep in full force and effect its existence and good standing in the jurisdiction of its incorporation or formation; (ii) qualify and remain qualified to transact business in all jurisdictions where such qualification is required; and (iii) obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or required by law, rule, regulation, ordinance, code, order, and the like (collectively, "Laws").

        (C) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable Laws, including, without limitation, all Laws relating to environmental protection and any patron or member investment program that it may have. In addition, the Company agrees to cause all persons occupying or present on any of its properties, and to cause each Subsidiary to cause all persons occupying or present on any of its properties, to comply in all material respects with all environmental protection Laws.

        (D) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may request. All such policies insuring any collateral for the Company's obligations to CoBank shall have mortgagee or lender loss payable clauses or endorsements in form and content acceptable to CoBank. At

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Master Loan Agreement (Long Form)                                            -4-

CoBank's request, all policies (or such other proof of compliance with this Subsection as may be satisfactory to CoBank) shall be delivered to CoBank.

        (E) PROPERTY MAINTENANCE. Maintain all of its property that is necessary to or useful in the proper conduct of its business in good working condition, ordinary wear and tear excepted.

        (F) BOOKS AND RECORDS. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied.

        (G) INSPECTION. Permit CoBank or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, and accounts, with its respective officers, directors, employees, and independent certified public accountants.

        (H) REPORTS AND NOTICES. Furnish to CoBank:

            (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event more than 120 days after the end of each fiscal year of the Company occurring during the term hereof, annual consolidated financial statements of the Company and its consolidated Subsidiaries prepared in accordance with GAAP consistently applied. Such financial statements shall: (a) in the case of the consolidated statements be audited by independent certified public accountants selected by the Company and acceptable to CoBank; (b) in the case of the consolidated statements be accompanied by a report of such accountants containing an opinion thereon acceptable to CoBank; (c) be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

            (ii) INTERIM FINANCIAL STATEMENTS. As soon as available, but in no event more than 45 days after the end of each month, a balance sheet of the Company and its consolidated Subsidiaries as of the end of such month, a statement of income for the Company and its consolidated Subsidiaries for such period and for the period year to date, and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied.

            (iii) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the occurrence of an Event of Default or a Potential Default.

            (iv) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Company or its Subsidiaries which, if determined adversely to the Company or such Subsidiaries, could have a material adverse effect on the financial condition, properties, profits, or operations of the Company or such Subsidiaries.

            (v) NOTICE OF ENVIRONMENTAL LITIGATION, ETC. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Company or its Subsidiaries to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

            (vi) BYLAWS AND ARTICLES. Promptly after any change in the Company's bylaws or articles of incorporation (or like documents), copies of all such changes, certified by the Company's Secretary.

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Master Loan Agreement (Long Form)                                            -5-

            (vii) OTHER INFORMATION. Such other information regarding the condition or operations, financial or, otherwise, of the Company or its Subsidiaries as CoBank may from time to time reasonably request, including but not limited to copies of all pleadings, notices, and communications referred to in Subsections 8(H)(iv) and (v) above.

        SECTION 9. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not, and will not permit its Subsidiaries to:

        (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to CoBank; (ii) accounts payable to trade creditors incurred in the ordinary course of business; and (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (iv) indebtedness of the Company under its member or patron investment program in an aggregate principal amount not to exceed $1,000,000.00 at any one time outstanding; and (v) debt of the Company to Bank of America in an amount not to exceed $3,000,000.00 and all extensions, renewals, and refinancings thereof; (vi) debt of the Company to Riverside County Variable Rate Demand Industrial Development Revenue Bonds in an amount not to exceed $2,800,000.00 but no extensions renewals and refinancings thereof; (vii) letters of credit issued by any bank for the account of the Company in an aggregate face amount not to exceed $2,850,000.00 at any one time outstanding; and (viii) capitalized leases existing on the date hereof existing from time to time.

        (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The foregoing restrictions shall not apply to: (i) Liens in favor of CoBank; (ii) Liens for taxes, assessments, or governmental charges that are not past due; (iii) Liens and deposits under workers' compensation, unemployment insurance, and social security Laws; (iv) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, materialmen, warehousemen, and like persons that secure obligations that are not past due; and (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and (vii) liens existing on the date hereof in favor of Riverside County Variable Rate Demand Industrial Development Revenue Bonds to secure indebtedness permitted hereunder.

        (C) MERGERS, ACQUISITIONS, ETC. Merge or consolidate with any other entity or acquire all or a material part of the assets of any person or entity, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture.

        (D) TRANSFER OF ASSETS. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

        (E) LOANS. Lend or advance money, credit, or property to any person or entity, except for trade credit extended in the ordinary course of business.

        (F) CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the

Master Loan Agreement (Long Form)                                            -6-

endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business.

        (G) CHANGE IN BUSINESS. Engage in any business activities or operations substantially different from or unrelated to the Company's present business activities or operations.

        SECTION 10. FINANCIAL COVENANTS. Unless otherwise agreed to in writing, while this agreement is in effect:

        (A) LONG TERM DEBT TO EQUITY. The Company and its consolidated Subsidiaries will have at the end of each fiscal year of the company, a ratio of consolidated long-term debt (less the current portion thereof) to consolidated equity (both as determined in accordance with GAAP consistently applied) of not more than .50 to 1.

        SECTION 11. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this agreement:

        (A) PAYMENT DEFAULT. The Company should fail to make any payment to, or to purchase any equity in, CoBank when due.

        (B) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by the Company herein or in any Supplement, application, agreement, certificate, or other document related to or furnished in connection with this agreement or any Supplement, shall prove to have been false or misleading in any material respect on or as of the date made or deemed made.

        (C) CERTAIN AFFIRMATIVE COVENANTS. The Company or, to the extent required hereunder, its Subsidiaries should fail to perform or comply with Sections 8(A) through 8(H)(ii), 8(H)(vi), 8(H)(vii), or any reporting covenant set forth in any Supplement hereto, and such failure continues for 15 days after written notice thereof shall have been delivered by CoBank to the Company.

        (D) OTHER COVENANTS AND AGREEMENTS. The Company or, to the extent required hereunder, its Subsidiaries should fail to perform or comply with any other covenant or agreement contained herein or in any other Loan Document or shall use the proceeds of any loan for an unauthorized purpose.

        (E) CROSS-DEFAULT. The Company should, after any applicable grace period, breach or be in default under the terms of any other agreement between the Company and CoBank.

        (F) OTHER INDEBTEDNESS. The Company or any Subsidiary should fail to pay when due any indebtedness to any other person or entity for borrowed money or any long-term obligation for the deferred purchase price of property (including any capitalized lease), or any other event occurs which, under any agreement or instrument relating to such indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such indebtedness or obligation, whether or not such indebtedness or obligation is actually accelerated or the right to accelerate is conditioned on the giving of notice, the passage of time, or otherwise.

        (G) JUDGMENTS. A judgment, decree, or order for the payment of money shall be rendered against the Company or any Subsidiary and either: (i) enforcement proceedings shall have been commenced; (ii) a Lien prohibited under
Section 9(B) hereof shall have been obtained; or (iii) such judgment, decree, or order shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

Master Loan Agreement (Long Form)                                            -7-

        (H) INSOLVENCY, ETC. The Company or any Subsidiary shall: (i) become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (ii) suspend, its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) commence or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation Law of any jurisdiction.

        (I) MATERIAL ADVERSE CHANGE. Any material adverse change occurs, as reasonably determined by CoBank, in the Company's financial condition, results of operation, or ability to perform its obligations hereunder or under any instrument or document contemplated hereby.

        SECTION 12. REMEDIES. Upon the occurrence and during the continuance of an Event of Default or any Potential Default, CoBank shall have no obligation to continue to extend credit to the Company and may discontinue doing so at any time without prior notice. For the purposes hereof, the term "Potential Default" means the continuance of any event which, with the passage of time or the giving of notice or both, would become an Event of Default. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, upon notice to the Company, terminate any commitment and declare the entire unpaid principal balance of the loans, all accrued interest thereon, and all other amounts payable under this agreement, all Supplements, and the other Loan Documents to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the loans and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Company. In addition, upon such an acceleration:

        (A) ENFORCEMENT. CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by this agreement, any other Loan Document or under Law. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any other or future exercise thereof, or the exercise of any other right. Without limiting the foregoing, CoBank may hold and/or set off and apply against the Company's obligations to CoBank the proceeds of any equity in CoBank, any cash collateral held by CoBank, or any balances held by CoBank for the Company's account (whether or not such balances are then due).

        (B) APPLICATION OF FUNDS. CoBank may apply all payments received by it to the Company's obligations to CoBank in such order and manner as CoBank may elect in its sole discretion.

In addition to the rights and remedies set forth above: (i) if the Company fails to purchase any equity in CoBank when required or fails to make any payment to CoBank when due, then at Commands option in each instance, such payment shall bear interest from the date due to the date paid at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan; and (ii) after the maturity of any loan (whether as a result of acceleration or otherwise), the unpaid principal balance of such loan (including without limitation, principal, interest, fees and expenses) shall automatically bear interest at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan. All interest provided for herein shall be payable on demand and shall be calculated on the basis of a year consisting of 360 days

        SECTION 13. BROKEN FUNDING SURCHARGE. Notwithstanding any provision contained in any Supplement giving the Company the right to repay any loan prior to the date it would otherwise be due and payable, the Company agrees that in the event it repays any fixed rate balance prior to its scheduled due date or

Master Loan Agreement (Long Form)                                            -8-

prior to the last day of the fixed rate period applicable thereto (whether such payment is made voluntarily, as a result of an acceleration, or otherwise), the Company will pay to CoBank a surcharge in an amount which would result in CoBank being made whole (on a present value basis) for the actual or imputed funding losses incurred by CoBank as a result thereof. Notwithstanding the foregoing, in the event any fixed rate balance is repaid as a result of the Company refinancing the loan with another lender or by other means, then in lieu of the foregoing, the Company shall pay to CoBank a surcharge in an amount sufficient (on a present value basis) to enable CoBank to maintain the yield it would have earned during the fixed rate period on the amount repaid. Such surcharges will be calculated in accordance with methodology established by CoBank (a copy of which will be made available to the Company upon request).

        SECTION 14. COMPLETE AGREEMENT, AMENDMENTS. This agreement, all Supplements, and all other instruments and documents contemplated hereby and thereby, are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof, and no consent to any departure by the Company herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event this agreement is amended or restated, each such amendment or restatement shall be applicable to all Supplements hereto.

        SECTION 15. OTHER TYPES OF CREDIT. From time to time, CoBank may issue letters of credit or extend other types of credit to or for the account of the Company. In the event the parties desire to do so under the terms of this agreement, such extensions of credit may be set forth in any Supplement hereto and this agreement shall be applicable thereto.

        SECTION 16. APPLICABLE LAW. Except to the extent governed by applicable federal law, this agreement and each Supplement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine.

        SECTION 17. NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or 3 days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to CoBank, as follows:                     If to the Company, as follows:

CoBank, ACB                                   Calavo Growers of California
Attn: Credit Information Services             ATTN: Vice President - Finance
5500 S. Quebec Street, P.O. Box 5101          Santa Ana, California 92799-6081
Denver, Colorado 80217                        FAX#: (949) 223-1112
FAX#: (303) 224-6101

        SECTION 18. TAXES AND EXPENSES. To the extent allowed by law, the Company agrees to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained by CoBank) incurred by CoBank in connection with the origination, administration, collection, and enforcement of this agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for the Company's obligations to CoBank, and any stamp, intangible, transfer, or like tax payable in connection with this agreement or any other Loan Document.

Master Loan Agreement (Long Form)                                            -9-

        SECTION 19. EFFECTIVENESS AND SEVERABILITY. This agreement shall continue in effect until: (i) all indebtedness and obligations of the Company under this agreement, all Supplements, and all other Loan Documents shall have been paid or satisfied; (ii) CoBank has no commitment to extend credit to or for the account of the Company under any Supplement; and (iii) either party sends written notice to the other terminating this agreement. Any provision of this agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

        SECTION 20. SUCCESSORS AND ASSIGNS. This agreement, each Supplement, and the other Loan Documents shall be binding upon and inure to the benefit of the Company and CoBank and their respective successors and assigns, except that the Company may not assign or transfer its rights or obligations under this agreement, any Supplement or any other Loan Document without the prior written consent of CoBank.

        IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB                                  CALAVO GROWERS OF CALIFORNIA

By:                                          By: /s/ EGIDIO CARBONE
    -----------------------------                ----------------------------
Title:                                       Title: Vice President
       --------------------------                   -------------------------
                                                    6/20/00

                                             By: /s/ S.H. RUNGE
                                                 ----------------------------
                                             Title: Treasurer
                                                    -------------------------
                                                    6/21/00

                                                               Loan No. E118S01B

                           REVOLVING CREDIT SUPPLEMENT

        THIS SUPPLEMENT to the Master Loan Agreement dated June 15, 2000 (the "MLA"), is entered into as of June 15, 2000 between COBANK, ACB ("CoBank") and CALAVO GROWERS OF CALIFORNIA, Santa Ana, California (the "Company"), and amends and restates the Supplement dated July 14, 1999 and numbered E118S01A.

        SECTION 1. THE REVOLVING CREDIT FACILITY. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $23,500,000.00 at any one time outstanding (the "Commitment"). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

        SECTION 2. PURPOSE. The purpose of the Commitment is to finance the operating needs of the Company.

        SECTION 3. TERM. The term of the Commitment shall be from June 15, 2000 up to but not including April 1, 2001, or such later date as CoBank may, in its sole discretion, authorize in writing. Notwithstanding the foregoing, the Commitment shall be automatically extended for an additional year unless on or before March 1 in any year (the "Notification Date"), either party receives written notice from the other to the contrary. If on or before the Notification Date, CoBank grants a short-term extension of the Commitment, then the Notification Date shall be extended for a like period, and in the event neither party receives written notice from the other to the contrary on or before such extended Notification Date (or any further extension so granted), then the Commitment shall be automatically extended for an additional year as provided above. All annual extensions shall be measured from, and effective as of, the anniversary date of April 1, in any year.

        SECTION 4. INTEREST. The Company agrees to pay interest on the unpaid principal balance of the loans in accordance with one or more of the following interest rate options, as selected by the Company:

        (A) VARIABLE RATE OPTION. At a rate per annum equal at all times to 1/4 of 1% below the rate of interest established by CoBank from time to time as its National Variable Rate, which Rate is intended by CoBank to be a reference rate and not its lowest rate. The National Variable Rate will change on the date established by CoBank as the effective date of any change therein and CoBank agrees to notify the Company promptly after any such change.

        (B) QUOTED RATE OPTION. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods as may be agreeable to CoBank in its sole discretion in each instance.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, unless CoBank otherwise consents in its sole discretion in each instance, rates may not be fixed for periods expiring after the maturity date of the loans. In the event CoBank so consents and the Commitment is not renewed, then each balance so fixed shall be due and payable on the last day of its fixed rate period, and the promissory note set forth below shall be deemed amended accordingly. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 noon Company's local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month.

        SECTION 5. PROMISSORY NOTE. The Company promises to repay the unpaid principal balance of the loans on the first CoBank business day following the last day of the term of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

        SECTION 6. COLLATERAL INSPECTIONS. Permit CoBank or its representatives, agents or independent contractors, during normal business hours or at such other times as CoBank and the Company may agree to: (a) inspect or examine the Company's properties, books and records; (b) to make copies of the Company's books and records; and (c) discuss the Company's affairs, finances and accounts with its officers, employees and independent certified public accountants. Without limiting the foregoing, the Company will permit CoBank, through an employee of CoBank or through an independent third party contracted by CoBank, to conduct on an annual basis a review of the collateral covered by the Security Agreement. The Company further agrees to pay to CoBank a collateral inspection fee (not to exceed $500.00 a day per reviewer) and reimburse CoBank all reasonable costs and expenses incurred by CoBank in connection with such collateral inspection reviews performed by CoBank employees or its agents.

        IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB                                  CALAVO GROWERS OF CALIFORNIA

By:                                          By: /s/ EGIDIO CARBONE
    -----------------------------                ----------------------------
Title:                                       Title: Vice President
       --------------------------                   -------------------------
                                                    6/20/00

                                             By: /s/ S.H. RUNGE
                                                 ----------------------------
                                             Title: Treasurer
                                                    -------------------------
                                                    6/21/00

                               NOTICE TO BORROWER

        THE FOLLOWING DISCLOSURE RELATES TO THE AT RISK NATURE OF THE EQUITY INVESTMENT REQUIRED AS A CONDITION TO AN EXTENSION OF CREDIT. PLEASE READ THESE MATERIALS CLOSELY WHEN EVALUATING THE PROPOSED CREDIT TERMS.

        You have received, or the bank has made available to you, the bank's most recent annual report, the most recent quarterly report, a copy of the Bylaws, and a copy of the current Capital Plan.

        As a condition to the extension of credit, borrowers are required to own equity in the bank. Equity ownership requirements are established by the board of directors from time to time as set forth in the Capital Plan. Currently the Capital Plan requires each active stockholder to own a minimum investment of the bank's capital of $1,000 or 2 percent of the loan, whichever is less. After this minimum level is achieved, all future capitalization requirements will be made through retained patronage earnings and no additional out-of-pocket equity purchases beyond the initial investment will be required. Equity of owners whose current investment is above target level will be available for retirement until the target equity level is reached. The Capital Plan may be amended from time to time by the board of directors. Such amendments may increase the amount of capital required to be invested to maintain a loan.

        Equity will be retired and patronage distributions will be made in accordance with the Bylaws and Capital Plan, as may be amended from time to time. ALL EQUITY IN THE BANK: (1) IS RETIREABLE ONLY AT THE DISCRETION OF THE BOARD OF DIRECTORS AND THEN ONLY IF MINIMUM CAPITAL STANDARDS ESTABLISHED BY LAW ARE MET; AND (2) IS AN INVESTMENT IN THE BANK THAT IS AT RISK AND SHOULD NOT BE CONSIDERED EQUIVALENT TO A COMPENSATING BALANCE. AT PRESENT, THE BANK MEETS ITS MINIMUM CAPITAL STANDARDS AND KNOWS OF NO REASON WHY IT SHOULDN'T CONTINUE TO MEET THOSE STANDARDS ON THE BANK'S NEXT EARNINGS DISTRIBUTION DATE.